Exhibit 32

Certifications of the Principal Executive Officer and Principal Financial and Accounting Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Appgate, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Leo Taddeo, the Chief Executive Officer and President of the Company, and Rene A. Rodriguez, the Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:

1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2023	By:	/s/ Leo Taddeo
Leo Taddeo
(Principal executive officer)

Date: November 14, 2023	By:	/s/ Rene A. Rodriguez
Rene A. Rodriguez
(Principal financial and accounting officer)